Guidant Corporation and Subsidiaries
               Exhibit 21.1  List of Subsidiaries

               The following are the subsidiaries
              of the Company at December 31, 1997:


                                     State or Jurisdiction
                                      of Incorporation or         %
Name                                     Organization           Owned
----                                 ---------------------      -----
ACS Delaware Corporation                 Delaware                100
ACS GmbH                                 Germany                 100
Advanced Cardiovascular Systems, Inc.    California              100
Cardiac Pacemakers, Inc.                 Minnesota               100
CPI del Caribe, Ltd.                     Minnesota               100
CPI Delaware, Inc.                       Delaware                100
EndoVascular Technologies, Inc.          Delaware                100
EndoVascular Technologies Europe B.V.    Netherlands             100
Guidant Australia Pty Ltd.               Australia               100
Guidant B.V.                             Netherlands             100
Guidant Belgium S.A.                     Belgium                 100
Guidant Beteiligungs GmbH                Germany                 100
Guidant Canada Corporation               Canada                  100
Guidant Denmark A.S.                     Denmark                 100
Guidant do Brasil Ltda.                  Brazil                  100
Guidant Europe S.A.                      Belgium                 100
Guidant France S.A.                      France                  100
Guidant GmbH (Austria)                   Austria                 100
Guidant Holdings, Inc.                   Indiana                 100
Guidant Intercontinental Corporation     Indiana                 100
Guidant International B.V.               Netherlands             100
Guidant International Sales, Inc.        Barbados                100
Guidant Italia, S.r.l.                   Italy                   100
Guidant Japan K.K.*                      Japan                   100
Guidant Limited (U.K.)                   England                 100
Guidant Nederland B.V.                   Netherlands             100
Guidant Norway A.S.                      Norway                  100
Guidant S.A. (Spain)                     Spain                   100
Guidant S.A. (Switzerland)               Switzerland             100
Guidant Sales Corporation                Indiana                 100
Guidant Singapore Pte. Ltd.              Singapore               100
Guidant Sweden A.B.                      Sweden                  100
Heart Rhythm Technologies Incorporated   California              100
Origin Medsystems, Inc.                  Delaware                100